As filed with the Securities and Exchange Commission on May 24, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Global Brass and Copper Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	06-1826563
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

475 N. Martingale Road, Suite 1050

Schaumburg, IL 60173

(Address, including zip code, of Registrant’s principal executive offices)

Global Brass and Copper Holdings, Inc. 2013 Omnibus Equity Incentive Plan

(Full title of the plan)

Scott B. Hamilton, Esq.

General Counsel

Global Brass and Copper Holdings, Inc.

475 N. Martingale Road, Suite 1050

Schaumburg, IL 60173

(847) 240-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence G. Wee, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Small reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,111,053(2)	$11.00	$12,221,583(3)	$1,666.94

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	Consists of shares of common stock issuable in respect of awards to be granted under the Global Brass and Copper Holdings, Inc. 2013 Omnibus Equity Incentive Plan.
(3)	The proposed maximum offering price was determined based on the initial public offering price of $11.00 per share.

EXPLANATORY NOTE

Global Brass and Copper Holdings, Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, (the “Securities Act”), to register 1,111,053 shares of its common stock, par value $0.01 per share, that are reserved for issuance upon exercise of options granted, or in respect of awards to be granted, under the Global Brass and Copper Holdings, Inc. 2013 Omnibus Equity Incentive Plan (the “2013 Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2013 Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Company Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Global Brass and Copper Holdings, Inc., 475 N. Martingale Road, Suite 1050, Schaumburg, IL 60173, Attention: Scott B. Hamilton, Esq., Telephone number (847) 240-4700.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company are incorporated by reference into this Registration Statement:

1. The Company’s Registration Statement on Form S-1 (Registration No. 333-177594) filed with the Commission on October 28, 2011, as amended on each of January 6, 2012, February 10, 2012, September 18, 2012, November 13, 2012, April 5, 2013, May 8, 2013, May 13, 2013, May 20, 2013 and May 22, 2013.

2. The description of the securities set forth in the Company’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 20, 2013, and any amendment or report filed for the purpose of updating any such description; and

3. All reports and documents filed by the Company pursuant to Sections 13(a),13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The certificate of incorporation of the Company indemnifies to the fullest extent of the law every director and officer against expenses incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Company. In addition, all of the directors and executive officers of the Company have entered or intend to enter into separate contractual indemnity arrangements with the Company. These arrangements provide for indemnification and the advancement of expenses to these directors and officers in circumstances and subject to limitations substantially similar to those described above.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Document Description

4.1(1)	Form of Amended and Restated Certificate of Incorporation of Global Brass and Copper Holdings, Inc.

4.2(2)	Form of Amended and Restated By-laws of Global Brass and Copper Holdings, Inc.

4.3(3)	Form of Certificate of Common Stock of Global Brass and Copper Holdings, Inc.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the validity of the securities being offered.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on the signature page hereto).

99.1(4)	Global Brass and Copper Holdings, Inc. 2013 Omnibus Equity Incentive Plan

(1)	Previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-177594), filed with the Commission on May 8, 2013, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-177594), filed with the Commission on May 8, 2013, and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-177594), filed with the Commission on May 8, 2013, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-177594), filed with the Commission on May 8, 2013, and incorporated by reference herein.

Item 9.	Undertakings.

(a). The Company hereby undertakes:

(1). To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2). That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3). To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b). The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Global Brass and Copper Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Schaumburg, in the state of Illinois, on the 24th day of May, 2013.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

By:	/s/ John H. Walker
Name:	John H. Walker
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John H. Walker, Robert T. Micchelli and Scott B. Hamilton, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 24, 2013.

Name	Position

/s/ John H. Walker John H. Walker	Chief Executive Officer and Director (principal executive officer)

/s/ Robert T. Micchelli Robert T. Micchelli	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Michael Psaros Michael Psaros	Chairman of the Board of Directors

/s/ Raquel Palmer Raquel Palmer	Director

/s/ David Shapiro David Shapiro	Director

/s/ Jay Bernstein Jay Bernstein	Director

/s/ George Thanopoulos George Thanopoulos	Director

/s/ Ronald C. Whitaker Ronald C. Whitaker	Director

/s/ Martin E. Welch, III Martin E. Welch, III	Director

/s/ David Burritt David Burritt	Director

EXHIBIT INDEX

Exhibit No.	Document Description

4.1(1)	Form of Amended and Restated Certificate of Incorporation of Global Brass and Copper Holdings, Inc.

4.2(2)	Form of Amended and Restated By-laws of Global Brass and Copper Holdings, Inc.

4.3(3)	Form of Certificate of Common Stock of Global Brass and Copper Holdings, Inc.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the validity of the securities being offered.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on the signature page hereto).

99.1(4)	Global Brass and Copper Holdings, Inc. 2013 Omnibus Equity Incentive Plan

(1)	Previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-177594), filed with the Commission on May 8, 2013, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-177594), filed with the Commission on May 8, 2013, and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-177594), filed with the Commission on May 8, 2013, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-177594), filed with the Commission on May 8, 2013, and incorporated by reference herein.